UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2014

FORTEGRA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35009	58-1461399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10151 Deerwood Park Boulevard, Building 100, Suite 330
Jacksonville, FL	32256
(Address of principal executive offices)	(Zip Code)

(866)-961-9529
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

This Form 8-K is being filed pursuant to a memorandum of understanding regarding the settlement of certain litigation relating to the Agreement and Plan of Merger (the “Merger Agreement”), dated August 11, 2014, by and among Fortegra Financial Corporation (the “Company”), Tiptree Operating Company, LLC, a Delaware limited liability company (“Parent”), Caroline Holdings LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Holdings”), Caroline Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings (“Merger Sub”). Parent is beneficially owned by Tiptree Financial Inc. (“Tiptree”). The Merger Agreement provides that, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Holdings.

As previously disclosed on pages 15 and 52 of the Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission (the “SEC”) by the Company on September 30, 2014 (the “Definitive Information Statement”), two putative class action lawsuits were filed in connection with the Merger. The actions are entitled Stein v. Fortegra Financial Corporation, et al., Case No. 16-2014-CA-005825-XXXX-MA, pending in the Fourth Judicial Circuit in and for Duval County, State of Florida (the “Court”) and Hickey v. Fortegra Financial Corporation, et al., Case No. 16-2014-CA-006485-XXXX-MA, also pending in the Court. Such lawsuits were filed against the Company, the members of its Board of Directors, Parent, Holdings and Merger Sub. The complaints, as amended, allege, among other things, that the amount of consideration to be paid in the Merger is inadequate, that the members of the Board of Directors breached their fiduciary obligations to the Company’s stockholders in approving the Merger Agreement and related agreements, engaging in an unfair sales process and failing to make adequate disclosures to the Company's stockholders, and that the other named defendants aided and abetted the breach of those duties. The amended complaints seek various forms of relief, including injunctive relief that would, if granted, prevent or delay the completion of the Merger and an award of attorneys’ fees and expenses. On October 13, 2014, the Company, the Company’s Board of Directors, Parent, Holdings and Merger Sub entered into a memorandum of understanding with the plaintiffs in the lawsuits regarding the settlement of these actions.

The Company and the other named defendants have vigorously denied, and continue vigorously to deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts that were or could have been alleged in the litigation, and expressly maintain that, to the extent applicable, they diligently and scrupulously complied with their fiduciary and other legal duties. The Company believes that no further supplemental disclosure is required under applicable laws; however, to avoid the risk of the stockholder class actions delaying or adversely affecting the Merger and to minimize the expense of defending such actions, the Company has agreed, pursuant to the terms of the proposed settlement, to make certain supplemental disclosures related to the Merger, all of which are set forth below. The settlement will not affect the amount of consideration to be paid in the Merger. Nothing in this Current Report or any settlement shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. The memorandum of understanding stipulates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to the Company’s stockholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Court will consider the fairness, reasonableness, and adequacy of the settlement. If the settlement is finally approved by the Court, it is anticipated that it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the Merger, the Merger Agreement, and any disclosure made in connection therewith (but excluding claims for appraisal under Section 262 of the Delaware General Corporation Law). In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel will file a petition before the Court for an award of attorneys’ fees and expenses to be paid by Fortegra or its successor, which the defendants may oppose. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Court will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.

SUPPLEMENT TO DEFINITIVE INFORMATION STATEMENT

In connection with the settlement of certain outstanding stockholder suits as described in this Form 8-K, the Company has agreed to make these supplemental disclosures to the Definitive Information Statement. This supplemental information should be read in conjunction with the entirety of the Definitive Information Statement. Defined terms used but not defined herein have the meanings set forth in the Definitive Information Statement.

Background of the Merger

The following disclosure supplements and restates the first paragraph on page 17 of the Definitive Information Statement:

As part of its ongoing oversight and management of the Company, our Board of Directors, together with the senior management of the Company, regularly reviews and evaluates the Company’s business, operations, financial performance, competitive environment, trends and changes in the insurance services industry, and strategic opportunities and risks, with a view to maximizing stockholder value. At various times over the last three years, our Board has considered the possible sale of the Company and other strategic alternatives for delivering value to our stockholders, due, in part, to the Board’s belief that the market undervalued the Company’s stock as a result of, among other things, low trading volume and concerns over uncertainty in the Company’s regulatory environment.

In mid-2011, our Board engaged J.P. Morgan Securities, LLC to serve as its financial adviser to explore interest in a possible sale of the Company, and contacted more than 25 potentially interested parties, and entered into non-disclosure agreements with 17 of them. Tiptree was not identified during that process as a potentially interested buyer and did not participate in that process. Fortegra management met with 15 of the potential buyers to provide an overview of the business and respond to high level questions on the business model and strategy. The remaining two parties that had originally expressed interest decided to forego the opportunity before meeting with management. In August 2011, shortly before the initial bids were due, Fortegra released earnings that were significantly lower than expected resulting in a decrease in our closing stock price. After the stock price decrease, five of these potential buyers expressed interest to continue into the second round of the process by either submitting a non-binding indication of interest or communicating a verbal expression of interest. The Board determined that none of the expressions of interest were favorable enough to move forward because the indicative price was either too low or the equity capital was not certain.

In late 2012 and early 2013, our Board re-engaged J.P. Morgan Securities, LLC as financial adviser to consider the merits of a proposal by a potential investor, but the Board ultimately determined, after a protracted process, that the investor did not have the ability to consummate a transaction.

In mid-2013, following a review of strategic alternatives our Board determined to move forward with the sale of our Bliss & Glennon and eReinsure subsidiaries to streamline the Company’s operations, focus on the Company’s core operations and pay down a significant portion of the Company’s bank debt. The sale was concluded to AmWINS Group on December 31, 2013 for $83.5 million, and the Company used the proceeds of that sale to pay down $77.5 million in principal amount of bank debt.

In addition, at various times in 2013, the Company engaged in discussions with a potential strategic buyer regarding a potential merger. The potential buyer indicated that it would be interested in purchasing the Company by offering an aggregate consideration that the buyer valued at $11.00 per share, comprised of $7.70 per share in cash and a number of shares of common stock in the buyer that the buyer valued at $3.30 per share.  The potential buyer also indicated that it would require additional financing in order to fund the acquisition, and that the value of its common stock would be fixed at the signing of the transaction. By early 2014 it became apparent that weaknesses and negative trends in that potential strategic buyer’s business made the buyer’s ability to finance the transaction uncertain and the equity consideration less desirable. As a result, the Company did not further pursue a merger with that potential buyer.

In early 2014, Mr. Carroll, Summit’s managing director and a director of Fortegra, communicated to the Board that Summit would prefer to have a liquidity event if an acceptable price level could be achieved and stockholder value could be maximized.

The following disclosure supplements the second paragraph on page 17 of the Definitive Information Statement:

In February 2014, Mr. Kahlbaugh expressed interest in participating in a transaction to take Fortegra private. No formal proposal was ever made as Mr. Kahlbaugh did not pursue any such transaction.

The following disclosure supplements the discussion in the third paragraph of page 17 of the Definitive Information Statement concerning the non-disclosure agreements entered into with potential buyers:

The standstill provisions in the non-disclosure agreements terminated upon the execution of the Merger Agreement.

The following disclosure supplements the discussion in the first paragraph of page 18 of the Definitive Information Statement concerning Tiptree:

Tiptree is not an affiliate of Summit and has not conducted any business with Summit since January 1, 2013.

The following disclosure supplements the fourth paragraph on page 18 of the Definitive Information Statement concerning the engagement of an investment banking firm to advise the Board of Directors:

The Board’s decision regarding which investment banking firm was engaged was based on the reputation and past experience in the insurance industry of each of the firms, interviews conducted by directors and the actual experiences of directors with the firms. The Board was aware that certain affiliates of Willis Capital Markets & Advisory had acted as insurance brokers for various subsidiaries of the Company, and had received customary insurance brokerage commissions in each of the last two years that amounted over the two years to approximately $34,300 in the aggregate, which was considered immaterial to the Board’s decision to hire the firm. The Board was also aware that Mr. Kahlbaugh’s daughter had applied for and was being considered for a summer internship at Willis Capital Markets & Advisory in May 2014.

The following disclosure supplements the fifth full paragraph on page 19 of the Definitive Information Statement:

Fortegra included in the financial information provided to potential bidders projected EBITDA from its non-insurance operating subsidiaries as well as projected available dividends from its statutory insurance companies, including information that showed projected free cash flow for 2019 estimated at $28.8 million. This information was also posted to the online data room that was available to all potential bidders then participating in the sales process.

The following disclosure supplements the disclosure in the carry-over paragraph at the top of page 20 of the Definitive Information Statement:

In assessing the desirable composition of the Special Committee, the Board considered the possibility (subsequently unrealized) that, based on comparable historical transactions, Summit and Mr. Kahlbaugh might potentially participate in a desirable transaction.

The following disclosure supplements the first full paragraph on page 20 of the Definitive Information Statement:

Subsequent to his departure from Summit, Mr. Kardwell, the Chairman of the Special Committee, retained a carried interest in Summit’s portfolio of companies, thereby retaining an indirect equity interest in Fortegra. Mr. Kardwell’s independence was reviewed annually by the Board in accordance with its standard practice and NYSE corporate governance standards for listed companies. In May 2013, the Board did not determine that Mr. Kardwell was independent from the Company, primarily as a result of his employment by Summit. In May 2014, the Board determined that Mr. Kardwell was independent, noting that he had not been employed by Summit since May 2013.

The following disclosure supplements the second paragraph on page 21 of the Definitive Information Statement:

The five other potentially interested parties were encouraged to continue to participate in the sales process, but did not give specific reasons for not submitting final, non-binding indications of interest or for declining further participation. Each of the proposals that were submitted contained a brief preliminary description of how Fortegra would be integrated with each potential buyer and its proposed governance structure.

The following disclosure supplements the second paragraph on page 21 of the Definitive Information Statement:

Although each of the prospective buyers indicated in their nonbinding proposals that they contemplated some amount of rollover of equity by members of Fortegra management, none of the proposals required such rollover, and there is no formal arrangement or requirement for Fortegra management to roll over any equity. In fact, all Fortegra management have the right to liquidate all of their equity in the transaction.

The following disclosure supplements the disclosure on page 25 of the Definitive Information Statement:

Although not required by the terms of the Merger Agreement, it is anticipated that several members of Fortegra management, including Mr. Kahlbaugh, will remain in place to manage the business after the acquisition in substantially the same roles. Mr. Kahlbaugh will resign as Chairman of the Board but will serve on a three person executive committee, along with two Tiptree executives, charged with management of Fortegra.

The following disclosure supplements the disclosure on page 25 of the Definitive Information Statement:

Tiptree has not conducted business with Summit during the past two years.

Opinion of Fortegra’s Financial Advisor

The following disclosure supplements and restates the disclosure on page 35 of the Definitive Information Statement regarding the Selected Public Companies Analysis undertaken by Willis Capital Markets & Advisory, restating the first paragraph of the section entitled “Selected Public Companies Analysis” as follows:

Selected Public Companies Analysis. Willis Capital Markets & Advisory reviewed publicly available financial and stock market information for Fortegra and ten publicly traded insurance carriers, which, in Willis Capital Markets & Advisory’s professional judgment and experience, are comparable in certain material respects to Fortegra based on, among other things, that the companies operated in the insurance underwriting business and sell insurance products directly or indirectly to individuals.

In considering the selected public companies, Willis Capital Markets & Advisory concluded that there are no publicly traded companies directly comparable to Fortegra. Accordingly, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading, transaction, or other values of the companies and transactions to which Fortegra was compared. Willis Capital Markets & Advisory reviewed selected financial and stock market information of Fortegra and the following 10 selected publicly traded insurance carriers:

The following disclosure supplements the disclosure on page 35 of the Definitive Information Statement regarding the Selected Public Companies Analysis undertaken by Willis Capital Markets & Advisory, to be inserted immediately prior to the chart at the bottom of page 35:

Company	Price / 2015 Estimated Earnings per Share	Price / Book Value per Share
Assurant, Inc.	9.6x	0.99x
CNO Financial Group, Inc.	11.6x	0.91x
FBL Financial Group, Inc.	10.8x	1.14x
Genworth Financial, Inc.	8.3x	0.42x
Kansas City Life Insurance Company	N/A	0.68x
Primerica, Inc.	12.6x	2.26x
StanCorp Financial Group, Inc.	11.3x	1.30x
Symetra Financial Corporation	11.8x	1.08x
Torchmark Corporation	11.8x	1.08x
Unum Group	8.9x	1.02x

The following disclosure supplements the disclosure on page 35 of the Definitive Information Statement regarding the Selected Public Companies Analysis undertaken by Willis Capital Markets & Advisory, to be inserted immediately following the first sentence of the last paragraph on page 35:

Willis Capital Markets & Advisory, in its professional judgment and experience, applied 2015 estimated EPS multiples ranging from 8.0x to 10.0x. In determining a 2015 estimated EPS multiple range of 8.0x to 10.0x, Willis Capital Markets & Advisory, applying its professional judgment and experience, considered, among other things, Fortegra’s operations, business risks, regulatory requirements, market capitalization, and liquidity needs and resources.

The following disclosure supplements the disclosure on page 36 of the Definitive Information Statement regarding the Selected Public Companies Analysis undertaken by Willis Capital Markets & Advisory, to be inserted immediately following the first chart at the top of page 36:

Willis Capital Markets & Advisory did not consider multiples in connection with last twelve months EPS in this analysis as a result of Fortegra’s divestiture of its wholesale brokerage subsidiary, Bliss & Glennon, in late 2013, which made Fortegra’s last twelve months EPS not relevant to Willis Capital Markets & Advisory’s analysis.

The following disclosure supplements the disclosure beginning on page 36 of the Definitive Information Statement regarding the Discounted Cash Flow Analysis undertaken by Willis Capital Markets & Advisory, to be inserted after the second sentence in the paragraph that begins “Discounted Cash Flow Analysis”:

Willis Capital Markets & Advisory, in its professional judgment and experience, applied terminal value multiples ranging from 1.00x to 1.20x to consolidated shareholder equity upon considering, among other things, Fortegra’s operations, business risks, regulatory requirements, market capitalization and liquidity needs and resources.

The following disclosure supplements the disclosure beginning on page 36 of the Definitive Information Statement regarding the Discounted Cash Flow Analysis undertaken by Willis Capital Markets & Advisory, to be inserted after the third sentence in the paragraph that begins “Discounted Cash Flow Analysis”:

In selecting this discount range, Willis Capital Markets & Advisory performed a weighted average cost of capital analysis for Fortegra and selected whole integral numbers both below and above Fortegra’s calculated weighted average cost of capital.

The following disclosure supplements and restates the disclosure on page 36 of the Definitive Information Statement regarding the Selected Precedent Transactions Analysis undertaken by Willis Capital Markets & Advisory, restating the first paragraph entitled “Selected Precedent Transactions Analysis” as follows:

Selected Precedent Transactions Analysis. Willis Capital Markets & Advisory reviewed, to the extent publicly available, financial information relating to 17 selected transactions. Willis Capital Markets & Advisory, in its professional judgment and experience, deemed the target companies in these selected transactions comparable in certain material respects to Fortegra based on, among other things, that the target companies operated in the insurance underwriting business and sell insurance products directly or indirectly to individuals.

In considering the selected precedent transactions, Willis Capital Markets & Advisory concluded that there are no transactions involving companies directly comparable to Fortegra. Accordingly, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the value of transactions, or other values of transactions, to which Fortegra was compared.

Willis Capital Markets & Advisory reviewed publicly available financial information for the following 17 selected transactions announced between January 1, 2007 and August 11, 2014 involving insurance companies:

The following disclosure supplements the disclosure on page 36 of the Definitive Information Statement regarding the Selected Precedent Transactions Analysis undertaken by Willis Capital Markets & Advisory, to be inserted immediately prior to the last sentence in the last paragraph on page 36:

Willis Capital Markets & Advisory, in its professional judgment and experience, concluded certain last twelve months and next twelve months EPS multiples yielded from certain of the selected precedent transactions were not meaningful as they varied significantly from those of other precedent transactions because of factual circumstances that Willis Capital Markets & Advisory considered less relevant to the Fortegra transaction.

The following disclosure supplements the disclosure on page 37 of the Definitive Information Statement regarding the Selected Precedent Transactions Analysis undertaken by Willis Capital Markets & Advisory, to be inserted immediately following the first sentence in the first paragraph on page 37:

Willis Capital Markets & Advisory, in its professional judgment and experience, applied next twelve months EPS multiples ranging from 10.0x to 12.0x. In determining a next twelve months EPS multiple range of 10.0x to 12.0x, Willis Capital Markets & Advisory considered, among other things, Fortegra’s operations, business risks, regulatory requirements, market capitalization, and liquidity needs and resources.

Opinion of Fortegra’s Financial Advisor - Miscellaneous

The following disclosure supplements the disclosure on page 37 of the Definitive Information Statement:

Fortegra paid Willis Capital Markets & Advisory $300,000 of its fee upon delivery of its opinion. The remainder of the fee to Willis Capital Markets & Advisory will be payable contingent upon the closing of the Merger. The Company is not obligated to and does not currently anticipate paying any additional or discretionary fee to Willis Capital Markets & Advisory in connection with its engagement.

Affiliates of Willis Capital Markets & Advisory include some of the leading insurance brokerage firms in the industry, and such affiliates regularly provide insurance brokerage services to customers in return for a customary insurance commission. Both Fortegra and Tiptree have engaged such affiliates from time to time to assist in procuring insurance policies for their businesses. The aggregate amount of such brokerage commissions paid by Fortegra and its affiliates to affiliates of Willis Capital Markets & Advisory over the last two years amounted to approximately $34,300, and the aggregate amount of such brokerage commissions paid by Tiptree and its affiliates to affiliates of Willis Capital Markets & Advisory since January 1, 2012 amounts to $187,710.98.

Forward-Looking Statements:

Certain statements herein are “forward-looking statements”. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual events may differ materially from historical results or current expectations. Any such forward-looking statements relating to the Merger are subject to various risks and uncertainties, including uncertainties as to the timing of the Merger, the possibility that alternative acquisition proposals will or will not be made, the possibility that various closing conditions for the Merger may not be satisfied or waived and the possibility that Parent, Holdings and Merger Sub will be unable to obtain sufficient funds to close the Merger. Any such forward-looking statements relating to our business are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending, labor costs or our ability to compete with other supermarkets, the parties’ ability to consummate the proposed transaction on the contemplated timeline, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company’s most recent Form 10-K filed with the SEC on March 14, 2014 and in all filings with the SEC made by the Company subsequent to the filing of that Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It:

In connection with the proposed transaction, the Company filed the Definitive Information Statement on Schedule 14C on September 30, 2014 and other related materials with the SEC. The Definitive Information Statement was first mailed to the stockholders of the Company on or about September 30, 2014. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE INFORMATION STATEMENT, ALL RELATED SUPPLEMENTS AND AMENDMENTS (IF ANY AND WHEN THEY BECOME AVAILABLE) AND ALL OTHER RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN (AND WILL CONTAIN) IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. Investors and security holders may obtain free copies of the Definitive Information Statement (and other related materials when they become available) and other documents filed or furnished to the Securities and Exchange Commission by the Company at the Securities and Exchange Commission’s website at http://www.sec.gov. The contents of the websites referenced above are not deemed to be incorporated by reference into the information statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortegra Financial Corporation

Date: October 14, 2014	By:	/s/ Christopher D. Romaine
	Name:	Christopher D. Romaine
	Title:	Senior Vice President, General Counsel and Secretary